SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 20, 2003
Protection One, Inc. (Exact Name of Registrant as Specified in Charter)	Protection One Alarm Monitoring, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)

1-12181-01 (Commission File Number)	1-12181 (Commission File Number)

93-1063818 (I.R.S. Employer Identification No.)	93-1065479 (I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)	818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707 (Registrant’s Telephone Number, Including Area Code)	(785) 575-1707 (Registrant’s Telephone Number, Including Area Code)

Protection One, Inc.

Item 5. Other Events

                On June 20, 2003, Protection One Alarm Monitoring, Inc. and its lenders executed the thirteenth and fourteenth amendments to the senior credit facility, effective as of March 11, 2003 and June 20, 2003, respectively.  Among other things, the amendments to the senior credit facility (i) extended the maturity date to January 5, 2005, (ii) decreased the maximum borrowing capacity to $228.4 million and (iii) increased the applicable borrowing rates.

                Copies of the thirteenth and fourteenth amendments are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 7. Financial Statements and Exhibits

                (c) Exhibits

                Exhibit 10.1—Thirteenth Amendment of Credit Agreement, effective as of March 11, 2003, among Protection One Alarm Monitoring, Inc., the Lenders thereto and Westar Industries, Inc., as Administrative Agent.

                Exhibit 10.2—Fourteenth Amendment of Credit Agreement, effective as of June 20, 2003, among Protection One Alarm Monitoring, Inc., the Lenders thereto and Westar Industries, Inc., as Administrative Agent.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.

Date: June 25, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin Executive Vice President and Chief Financial Officer

Protection One Alarm Monitoring, Inc.

Date: June 25, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 10.1	Thirteenth Amendment of Credit Agreement, effective as of March 11, 2003, among Protection One Alarm Monitoring, Inc., the Lenders thereto and Westar Industries, Inc., as Administrative Agent.

Exhibit 10.2	Fourteenth Amendment of Credit Agreement, effective as of June 20, 2003, among Protection One Alarm Monitoring, Inc., the Lenders thereto and Westar Industries, Inc., as Administrative Agent.